EXHIBIT 4.7

                             ARTICLES OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                          CHINA BIOMEDICAL GROUP, INC.


         Pursuant to the provision of Section 16-10a-1006 of the Utah Revised Business Corporation Act, China Biomedical Group, Inc. hereby adopts the following amendments to its Articles of Incorporation.


                                   AMENDMENT

         Effective June 30, 1996, Article I of the Company's Article of Incorporation is amended to read as follows:

         Article I - Corporate Name. The name of the Corporation is INTERNET HOLDINGS, Inc.


                             ADOPTION OF AMENDMENT

         The above amendment to the Articles of Incorporation of China Biomedical Group, Inc., was duly adopted by the shareholders of the corporation on June 15, 1996 pursuant to the requirements of the Utah Revised Business Corporation Act, as follows:

Voting             Number of          Undisputed         No. of Votes
Group              Shares             Votes              Represented
Designation        Outstanding        Allowed            by written consent

Common Stock       572,069            572,069            438,750


The shareholders voted pursuant to written consent as follows on such Amendment:

Voting Group                        Votes For                 Votes Against
Designation                         Amendment                 Amendment

Common Stock                        438,750                           0

         The number of shares cast for the amendment by the sole voting group was sufficient for approval of the amendment by the voting group.


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                        EFFECTIVE DATE OF THIS AMENDMENT

         Pursuant to the provisions of Section 16-10a-123(2), this amendment shall be effective at the beginning of business on June 30, 1996.

         IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 15th day of June, 1996.







                                           By Richard O'Dell Poulden
                                              Richard O'Dell Poulden, President



Attest:




Lewis M. Kise
Lewis M. Kise, Assistant Secretary